UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 7, 2008

RADYNE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11685	112569467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3138 East Elwood Street, Phoenix, Arizona 85034

(Address of Principal Executive Offices) (Zip Code)

(602) 437-9620

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2008, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Comtech Telecommunications Corp., a Delaware corporation (“Parent”) and Comtech TA Corp., a wholly-owned subsidiary of Parent (“Acquisition Sub”). The Merger Agreement contemplates a cash tender offer (the “Offer”) being made by Parent, through Acquisition Sub, to purchase all of our outstanding shares of common stock, par value $0.001 per share (the “Shares”), followed by a back-end merger (the Merger”) in which Acquisition Sub will be merged with and into Radyne. The purchase price for the Shares is $11.50 per share. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Consummation of the Offer and the Merger are subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable foreign competition laws, if any, and the tender of a majority of the Shares.

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parent will file a tender offer statement with the U.S. Securities and Exchange Commission. Our stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that we will file with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2008, we entered into an Amended and Restated Employment Agreement (the “Restated Employment Agreement”) with our CEO Carl Myron Wagner in an effort to bring certain provisions of his Employment Agreement, dated as of January 30, 2006, as amended, into compliance with Section 409A of the Internal Revenue Code. A copy of the Restated Employment Agreement is attached hereto as Exhibit 10.1.

On May 7, 2008, we entered into a Letter Agreement (the “Change in Control Amendment”) with our Chief Technical Officer Steven Eymann in an effort to bring certain provision of his Change in Control Agreement, dated as of March 20, 2002, as amended, into compliance with Section 409A of the Internal Revenue Code. A copy of the Change in Control Amendment is attached hereto as Exhibit 10.2.

Item 8.01.	Other Events

On May 12, 2008, we issued a press release regarding the matters described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 10, 2008, by and among Comtech Telecommunications Corp., Comtech TA Corp. and Radyne Corporation.

10.1	Amended and Restated Employment Agreement, dated as of May 7, 2008, by and between Radyne Corporation and Carl Myron Wagner.

10.2	Letter Agreement, dated as of May 7, 2008, by and between Radyne Corporation and Steven Eymann.

99.1	Press Release dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2008

RADYNE CORPORATION

/s/ Malcolm C. Persen
By:	Malcolm C. Persen
Chief Financial Officer